UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          First Sentry Bancshares, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              West Virginia                             03-0398338
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



823 Eighth Street, Huntington, West Virginia                      25701
--------------------------------------------                    ----------
(Address of Principal Executive Offices)                        (Zip Code)

    If this form relates to the                If this form relates to the
    registration of a class of securities      registration of a class of
    pursuant to Section 12(b) of the           securities pursuant to Section
    Exchange Act and is effective              12(g) of the Exchange Act and is
    pursuant to General Instruction            effective pursuant to General
    A.(c), please check the following          Instruction A.(d), please check
    box. [ ]                                   the following box. [X]

    Securities Act registration statement file number to which this form relates: 333-156180
             ----------

    Securities to be registered pursuant to Section 12(b) of the Act.

                  None                                       N/A
                  ----                           -------------------------------
             (Title of Class)                    (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


    Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $1.00
                          -----------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Market Price and Dividend Information," "Joint Proposal I-The Merger; Merger Consideration," "Joint Proposal I-The Merger; Pink Sheets Listing," "Restrictions on Acquisition of First Sentry Bancshares, Inc." and "Description of First Sentry Bancshares, Inc. Common Stock" in the Registrant's Registration Statement on Form S-4 (File No. 333-156180), as initially filed December 16, 2008 and as amended on February 3, 2009, June 10, 2009, July 15, 2009, July 30, 2009, and August 5, 2009, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Comparison of Rights of Stockholders," "Restrictions on Acquisition of First Sentry Bancshares, Inc." and "Description of First Sentry Bancshares, Inc. Common Stock" in the Registrant's Registration Statement on Form S-4 (File No. 333-156180), as initially filed December 16, 2008 and as amended on February 3, 2009, June 10, 2009, July 15, 2009, July 30, 2009, and August 5, 2009, which is hereby incorporated by reference.

Item 2.  Exhibits.
         --------

         1. Registration Statement on Form S-4 (File No. 333-156180), as initially filed December 16, 2008 and as amended on February 3, 2009, June 10, 2009, July 15, 2009, July 30, 2009, and August 5,
             2009, which is hereby incorporated by reference.

         2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 (File No. 333-156180), as initially filed December 16, 2008 and as amended on February 3, 2009, June 10, 2009, July 15, 2009, July 30, 2009, and August 5,
             2009).

         3.  Bylaws   (incorporated   by   reference   to  Exhibit  3.2  of  the
             Registration Statement on Form S-4 (File No. 333-156180), as initially filed December 16, 2008 and as amended on February 3, 2009, June 10, 2009, July 15, 2009, July 30, 2009, and August 5,
             2009).

         4.  Form of Common  Stock  Certificate  (incorporated  by  reference to
             Exhibit 4.1 of the Registration Statement on Form S-4 (File No. 333-156180), as initially filed December 16, 2008 and as amended on February 3, 2009, June 10, 2009, July 15, 2009, July 30, 2009, and
             August 5, 2009).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           FIRST SENTRY BANCSHARES, INC.



Date:   September 25, 2009             By: /s/ Geoffrey S. Sheils
                                           ------------------------------------
                                           Geoffrey S. Sheils
                                           President and Chief Executive Officer